Exhibit 99.1
Contact: Robert V. Lardon
203.328.3500
robert.lardon@harman.com

HARMAN Second Quarter Fiscal Year 2012 Sales Up 18%; Operating Income Up 41%

•	Ninth consecutive quarter of year-over-year improvement; all divisions post higher sales, operating margins

•	BRIC countries sales increase 32%; China sales increase 44%

•	Infotainment sales increase 20% and operating margin improves to 8.3%

•	Lifestyle sales increase 20% and operating margin improves to 12.6%

STAMFORD, CT, February 7, 2012 – Harman International Industries, Incorporated, the leading global audio and infotainment group (NYSE: HAR), today announced results for the second quarter ended December 31, 2011.

Net sales for the second quarter were $1,127 million, an increase of 18 percent compared to the same period last year. Excluding foreign currency translation, net sales increased by 19 percent. Second quarter operating income was $95 million, compared to $68 million in the same period last year. Excluding restructuring charges, operating profit in the second quarter grew by 32 percent to $96 million, compared to $73 million in the same period last year. On the same non-GAAP basis, earnings per diluted share were $0.83 for the quarter compared to $0.79 in the same period last year. On a GAAP basis, earnings per diluted share were $0.82 for the quarter compared to $0.74 in the same period last year.

During this quarter, all three of the Company’s divisions reported higher sales and operating margins. The operating margin improvement was primarily driven by leveraging higher sales volume on a lower and more efficient cost base.

At December 31, 2011, the Company’s cash and short term investments balance was $769 million, compared to $690 million as of September 30, 2011. This change was primarily driven by $123 million of cash generated by operations.

Dinesh C. Paliwal, the Company’s Chairman, President and CEO, said, “We are earning trust with key stakeholders by delivering sound financial returns, by investing in bringing new innovation to market and by gaining share from our competitors. With over 4000 patents and patents pending, we believe our accelerated pace of innovation is a key driver of our continued profitable growth. Our hard work to optimize our footprint has led to a lower cost base, and combined with global supply chain management has allowed us to deliver nine consecutive quarters of year-over-year improvement in sales and earnings. With our current production footprint in emerging markets, we have the flexibility and scalability to meet our future growth targets while maximizing our return on invested capital.”

FY 2012 Key Figures – Total Company	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	6M FY12	6M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	1,127	956	18%	19%	2,178	1,793	22%	19%
Gross profit	306	269	14%	14%	593	493	20%	18%
Percent of net sales	27.1%	28.1%			27.2%	27.5%
SG&A & Other	210	201	5%	5%	424	383	11%	8%
Operating income	95	68	41%	42%	170	111	53%	51%
Percent of net sales	8.5%	7.1%			7.8%	6.2%
Net Income	59	53	12%	13%	108	80	34%	31%
Diluted earnings per share	0.82	0.74			1.49	1.13
Restructuring-related costs	1	5			3	2
Non-GAAP[1]
Gross profit	306	271	13%	13%	595	494	20%	18%
Percent of net sales	27.1%	28.3%			27.3%	27.6%
SG&A & Other	210	198	6%	6%	423	382	11%	8%
Operating income	96	73	32%	33%	172	113	53%	51%
Percent of net sales	8.5%	7.6%			7.9%	6.3%
Net Income	60	56	6%	7%	110	82	35%	33%
Diluted earnings per share	0.83	0.79			1.52	1.14
Shares outstanding – diluted (in millions)	72	72			72	71

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A

Gross margin on a non-GAAP basis decreased 1.2 percentage points to 27.1 percent in the second quarter of fiscal 2012. The decline was primarily due to the cost increase of rare earth neodymium magnets used in some of our products.

SG&A and Other expense as a percentage of sales on a non-GAAP basis in the second quarter of fiscal 2012 declined 2.1 percentage points to 18.6 percent. This improvement is primarily related to our ability to better leverage productivity gains across our operations.

Investor Call on Tuesday, February 7, 2012

At 11:00 a.m. EST on Tuesday, February 7, 2012, HARMAN’s management will host an analyst and investor conference call to discuss the second quarter results. Those who wish to participate via audio in the earnings conference call should dial 1 (800) 909-4252 (U.S.) or +1 (212) 231-2913 (International) ten minutes before the call and reference HARMAN, Access Code: 21575666.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal second quarter earnings release and supporting materials will be posted on the site at approximately 8:00 a.m. EST, Tuesday, February 7, 2012.

A replay of the call will also be available following its completion at approximately 1:00 pm EST. The replay will be available through April 7, 2012. To listen to the replay, dial 1 (800) 633-8284 (U.S.) or +1 (402) 977-9140 (International), Access Code: 21575666.

If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473-0602 (US) or +1 (303) 446-4604 (International).

General Information

HARMAN (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment solutions for the automotive, consumer and professional markets – supported by 15 leading brands, including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® and Mark Levinson®. The company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of about 13,000 people across the Americas, Europe and Asia, and reported net sales of $4.2 billion for twelve months ending December 31, 2011. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) our ability to maintain profitability in our infotainment division if there are delays in our product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) warranty obligations for defects in our products; (4) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (5) our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations; (6) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (7) the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (8) our ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for our critical organizational positions; (9) our failure to implement and maintain a comprehensive disaster recovery program; (10) our failure to comply with governmental rules and regulations, including the Foreign Corrupt Practices Act and U.S. export control laws, and the cost of compliance with such laws; (11) our ability to maintain a competitive technological advantage through innovation and leading product designs; (12) our failure to maintain the value of our brands and implementing a sufficient brand protection program; (13) the outcome of pending or future litigation and other claims, including, but not limited to, the current stockholder and Employee

Retirement Income Security Act of 1974 lawsuits; (14) our ability to enforce or defend our ownership and use of intellectual property rights; and (15) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and other filings made by the Company with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement except as required by law. This earnings release also makes reference to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company calculates its awarded business using various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions, among other factors. These assumptions are updated on an annual basis. The Company updates the estimates quarterly by adding the value of new awards received and subtracting sales recorded during the quarter.

HAR-E

APPENDIX

Infotainment Division

FY 2012 Key Figures – Infotainment	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	6M FY12	6M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	600	501	20%	20%	1,203	947	27%	23%
Gross profit	139	111	25%	26%	283	195	45%	41%
Percent of net sales	23.1%	22.2%			23.5%	20.6%
SG&A & Other	89	80	11%	12%	186	156	19%	15%
Operating income	50	31	59%	60%	97	39	148%	147%
Percent of net sales	8.3%	6.3%			8.1%	4.1%
Restructuring-related costs	0	4			1	4
Non-GAAP[1]
Gross profit	139	113	23%	24%	285	197	44%	40%
Percent of net sales	23.2%	22.5%			23.7%	20.8%
SG&A & Other	89	78	15%	16%	186	154	21%	17%
Operating income	50	35	41%	42%	98	43	128%	128%
Percent of net sales	8.3%	7.0%			8.2%	4.5%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = not meaningful

Net sales in the second quarter were $600 million, an increase of 20 percent and also 20 percent when adjusted for constant currency. Higher sales were driven by robust demand in the luxury automotive segment and rapid adoption of the scalable platform. Continued growth in BRIC countries was led by 35 percent growth in China. Gross margin on a non-GAAP basis in the second quarter increased 0.7 percentage points to 23.2 percent.

As a percentage of sales, SG&A and Other declined 0.6 percentage points to 14.9 percent.

Infotainment Division Highlights

During the quarter, HARMAN extended its relationship with automaker VW Group to provide scalable infotainment systems to its car lineup. HARMAN also announced that its Aha Radio unit won new contracts with five automotive manufacturers. This cloud-based platform brings automotive-specific apps and personalized user content safely into vehicles.

During the quarter, HARMAN announced a new contract with Changan Motors to develop an infotainment platform for the automaker’s new mid-sized luxury sedan. It is HARMAN’s first such agreement with a Chinese automaker.

At the New Delhi Auto Expo, HARMAN launched its new entry-level scalable infotainment platform. Targeting two-wheel as well as micro- and sub-compact vehicles, the new platform includes a full range of features including turn-by-turn navigation, Internet radio, HARMAN’s Aha Radio service, and smart phone connectivity.

In the technology space, HARMAN is advancing the integration of 4G/Long Term Evolution (LTE) modules into production-ready infotainment systems and is now beginning road tests in Europe. The seamless collaboration between HARMAN and Sierra Wireless underlines HARMAN’s leadership in technological innovation that enables the “always-connected car” with several online services.

HARMAN also announced the formation of a special interest group (SIG), established to drive wide-scale adoption of Ethernet-based automotive connectivity. Jointly developed with other founding members BMW, Hyundai Motor Company and Jaguar Land Rover, the OPEN Alliance (One-Pair Ether-Net) SIG will address industry requirements for improving in-vehicle safety, comfort, and infotainment, while significantly reducing network complexity and cabling costs.

Lifestyle Division

FY 2012 Key Figures – Lifestyle	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	6M FY12	6M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	369	307	20%	21%	669	559	20%	18%
Gross profit	105	98	7%	7%	191	181	6%	4%
Percent of net sales	28.5%	32.0%			28.5%	32.4%
SG&A & Other	59	62	(5%)	(5%)	118	115	3%	1%
Operating income	46	37	26%	27%	73	66	10%	10%
Percent of net sales	12.5%	11.9%			10.9%	11.8%
Restructuring-related costs	0	1			0	1
Non-GAAP[1]
Gross profit	105	98	7%	7%	191	181	6%	4%
Percent of net sales	28.5%	32.0%			28.5%	32.4%
SG&A & Other	59	61	(4%)	(4%)	118	114	3%	1%
Operating income	46	37	25%	25%	73	67	9%	9%
Percent of net sales	12.6%	12.1%			10.9%	12.0%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter were $369 million, an increase of 20 percent, or 21 percent when adjusted for constant currency. Higher sales were primarily driven by robust demand in the luxury automotive segment and continued growth in BRIC countries, led by 83 percent growth in China. Gross margin on a non-GAAP basis in the second quarter decreased 3.5 percentage points to 28.5 percent. Approximately 140 basis points of this decline was due to the dilutive effect of the passed-through cost increases related to neodymium magnets with an additional 110 basis points due to extraordinary air freight and expediting expenses related to the Japanese earthquake-tsunami.

SG&A and Other expense as a percentage of sales, on a non-GAAP basis, in the second quarter declined 4.0 percentage points to 15.9 percent. The SG&A expense includes $4 million of proceeds from our Japanese earthquake-tsunami business interruption insurance settlement.

Lifestyle Division Highlights

During the quarter, the Company announced it was awarded a multi-year contract by BMW AG to provide the high-end surround sound system for its compact class luxury vehicle platforms. HARMAN also expanded its premium audio relationship with Daimler for its smart™ car lineup, and a $140 million extension of the Company’s relationship with Hyundai to provide a Lexicon-branded audio system for the next generation Hyundai sedan.

The Company’s expansion into the domestic Chinese market continued with a branded audio award by Changan Motors, and into the Korean market with a contract for Harman Kardon branded audio for the Ssangyong Chairman luxury class vehicle.

During the quarter, Lexus launched HARMAN’s new high-efficiency Mark Levinson audio system on board the 2013 GS. This system includes HARMAN’s proprietary, environmentally-friendly GreenEdge™ technology that delivers enhanced dynamic performance and higher sound pressure levels (SPL) with considerably lower power consumption, setting a new benchmark for high-end audio systems in luxury vehicles.

At the IAA in Frankfurt, Mercedes launched the all new B-Class with a Harman Kardon Logic 7 surround system, and at CES and the Detroit Auto Show, Mercedes unveiled the new Harman Kardon audio system featuring the new FrontBass design – standard aboard the new Mercedes-Benz SL Roadster. In the US, Kia launched a new Infinity premium audio system on the Soul car platform which further expands HARMAN audio systems on this OEM’s line up. Meanwhile, Toyota launched a state-of-the-art JBL GreenEdge™ system on the all new Camry which further extends our energy-efficient sound systems across the Toyota family of cars.

HARMAN’s leadership in quality and innovation was reflected in the outstanding sales performance of its recently launched new home and multimedia products, particularly JBL OnBeat docking stations and Harman Kardon BDS home theater systems. In addition, new JBL and AKG headphones were launched, including new noise-cancelling models.

HARMAN officially inaugurated its new Chinese manufacturing facility in Dandong to meet increasing demand from domestic and global automakers. The facility will be a manufacturing hub in the development of audio systems.

The Company also unveiled its global “Harman Kardon Beautiful Sound” campaign featuring Jennifer Lopez. This complements the previously launched JBL “Hear the Truth” campaign featuring Maroon 5. Both will increase overall brand awareness, helping drive car audio take rates, home audio and multimedia sales.

Professional Division

FY 2012 Key Figures – Professional	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	6M FY12	6M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	158	147	8%	8%	306	287	7%	5%
Gross profit	62	59	5%	5%	120	117	2%	1%
Percent of net sales	39.1%	40.0%			39.1%	40.7%
SG&A & Other	36	37	(1%)	(1%)	75	70	7%	6%
Operating income	25	22	15%	15%	44	47	(5%)	(7%)
Percent of net sales	16.1%	15.1%			14.5%	16.3%
Restructuring-related costs	1	1			1	(3)
Non-GAAP[1]
Gross profit	62	59	5%	5%	120	116	3%	2%
Percent of net sales	39.1%	40.2%			39.2%	40.4%
SG&A & Other	35	36	(3%)	(3%)	74	72	3%	2%
Operating income	27	23	16%	16%	46	44	4%	2%
Percent of net sales	16.8%	15.5%			15.0%	15.4%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter were $158 million, an increase of 8 percent and also 8 percent when adjusted for constant currency. Gross margin on a non-GAAP basis in the second quarter decreased 1.1 percentage points to 39.1 percent. The primary reason for the gross margin decline was higher costs for neodymium magnets. Additionally, the Company continued to invest in production capacity to support future growth. SG&A and Other expense on a non-GAAP basis in the second quarter decreased as a percentage of sales by 2.4 percentage points to 22.3 percent.

Professional Division Highlights

In the quarter, HARMAN displayed new product offerings at major tradeshows for audio engineers at AES in New York, broadcast engineers at InterBee in Japan, and cinema owners in both the US and Asia. Large stadium installations included the Texas Rangers Ballpark, Texas Christian University Stadium, Melbourne Australia Cricket Grounds, and BC Place Stadium in Canada.

HARMAN’s new IDX™ hardware/software system solution for paging and pedestrian flow management in large-scale transit and other public venues is beginning to show results. IDX systems are being deployed at the Edmonton International Airport in Canada and Tambo International Airport in Johannesburg, South Africa.

New professional and high performance audio visual products continue to lead the industry, as evidenced by the recent CES Innovation Award for HARMAN’s Lexicon DD-8 multi-room power amplifier.

HARMAN’s Soundcraft and Studer digital sound mixing consoles were installed in major facilities across Europe, the Middle East, Africa and the USA.

HARMAN officially inaugurated its new Chinese manufacturing facility in Dandong to meet increasing demand in Asia. The facility will be a manufacturing hub in the development of loudspeakers.

Next time you visit your local Apple Store you will most likely be shopping while listening to background music from a HARMAN professional system.

Other (Corporate)

FY 2012 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	6M FY12	6M FY11	Including Currency Changes	Excluding Currency Changes[2]
SG&A & Other	26	23	15%	15%	45	42	7%	7%
Restructuring-related costs	0	0			0	0
Non-GAAP[1]
SG&A & Other	26	23	15%	15%	45	42	7%	7%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

The Company continued the rollout of its global marketing campaigns. The Company’s Corporate Technology Center (CTC) is driving and enabling cutting-edge development in connectivity and networking, cloud computing, wireless technologies, digital signal processing, and energy-efficient solutions. The Company is building on its base of more than 4000 patents and patents pending, with 100 patent applications in this fiscal year. As previously announced, Dr. I.P.Park, formerly of Samsung Electronics, has joined the Company as Chief Technology Officer.

Harman International Industries, Incorporated

Consolidated Statements of Operations

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Net sales	$1,127,029	$956,081	$2,177,632	$1,793,027
Cost of sales	821,490	687,341	1,584,451	1,299,716

Gross profit	305,539	268,740	593,181	493,311
Selling, general and administrative expenses	210,174	200,921	423,926	382,746
Sale of Intellectual Property	(13)	0	(301)	0

Operating income	95,378	67,819	169,556	110,565
Other expenses:
Interest expense, net	4,059	5,764	9,335	11,910
Foreign exchange losses, net	7,373	523	11,597	625
Miscellaneous, net	1,955	1,882	3,399	3,307

Income before income taxes	81,991	59,650	145,225	94,723
Income tax expense, net	22,736	6,598	37,603	14,283

Net income	$59,255	$53,052	$107,622	$80,440

Earnings per share:
Basic	$0.83	$0.75	$1.51	$1.14
Diluted	$0.82	$0.74	$1.49	$1.13
Weighted average shares outstanding:
Basic	71,463	70,972	71,265	70,818
Diluted	72,299	71,629	72,085	71,364

Harman International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	December 31, 2011	June 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$544,803	$603,892
Short-term investments	223,836	317,322
Accounts receivable	634,354	579,272
Inventories	493,690	423,137
Other current assets	221,838	184,532

Total current assets	2,118,521	2,108,155
Property, plant and equipment	432,915	470,300
Goodwill	184,928	119,357
Deferred tax assets, long term	205,456	229,941
Other assets	145,181	130,742
Total assets	$3,087,001	$3,058,495

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$387,160	$386
Short-term debt	219	1,785
Accounts payable	485,612	473,486
Accrued liabilities	377,792	436,537
Accrued warranties	113,236	122,396
Income taxes payable	11,155	12,991

Total current liabilities	1,375,174	1,047,581
Convertible senior notes	0	378,401
Pension liability	140,620	142,136
Other non-current liabilities	102,042	66,719

Total liabilities	1,617,836	1,634,837

Total equity	1,469,165	1,423,658

Total liabilities and equity	$3,087,001	$3,058,495

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2011
	GAAP	Adjustments	Non-GAAP
Net sales	$1,127,029	$0	$1,127,029
Cost of sales	821,490	(263)[a]	821,227

Gross profit	305,539	263	305,802
Selling, general and administrative expenses	210,174	(634)[b]	209,540
Sale of Intellectual Property	(13)	0	(13)

Operating income	95,378	897	96,275
Other expenses:
Interest expense, net	4,059	0	4,059
Foreign exchange losses, net	7,373	0	7,373

Miscellaneous, net	1,955	0	1,955

Income before income taxes	81,991	897	82,888
Income tax expense, net	22,736	338 [c]	23,074

Net income	$59,255	$559	$59,814

Earnings per share:
Basic	$0.83	$0.01	$0.84
Diluted	$0.82	$0.01	$0.83
Weighted average shares outstanding:
Basic	71,463		71,463
Diluted	72,299		72,299

a)	Restructuring expense in Cost of Sales was $0.3 million due to projects to increase efficiency in manufacturing.
b)	Restructuring expense in SG&A was $0.6 million due to projects to increase efficiency in engineering and administrative functions.
c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2011
	GAAP	Adjustments	Non-GAAP
Net sales	$2,177,632	$0	$2,177,632
Cost of sales	1,584,451	(1,965)[a]	1,582,486

Gross profit	593,181	1,965	595,146
Selling, general and administrative expenses	423,926	(947)[b]	422,979
Sale of Intellectual Property	(301)	0	(301)

Operating income	169,556	2,912	172,468
Other expenses:
Interest expense, net	9,335	0	9,335
Foreign exchange losses, net	11,597	0	11,597
Miscellaneous, net	3,399	0	3,399

Income before income taxes	145,225	2,912	148,137
Income tax expense, net	37,603	881 [c]	38,484

Net income	$107,622	$2,031	$109,653

Earnings per share:
Basic	$1.51	$0.03	$1.54
Diluted	$1.49	$0.03	$1.52
Weighted average shares outstanding:
Basic	71,265		71,265
Diluted	72,085		72,085

a)	Restructuring expense in Cost of Sales was $2.0 million due to projects to increase efficiency in manufacturing.
b)	Restructuring expense in SG&A was $0.9 million due to projects to increase efficiency in engineering and administrative functions.
c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$956,081	$0	$956,081
Cost of sales	687,341	(2,023)[a]	685,318

Gross profit	268,740	2,023	270,763
Selling, general and administrative expenses	200,921	(3,058)[b]	197,863
Sale of Intellectual Property	0	0	0

Operating income	67,819	5,081	72,900
Other expenses:
Interest expense, net	5,764	0	5,764
Foreign exchange losses, net	523	0	523
Miscellaneous, net	1,882	0	1,882

Income before income taxes	59,650	5,081	64,731
Income tax expense, net	6,598	(1,802)[c]	8,400

Net income	$53,052	$3,279	$56,331

Earnings per share:
Basic	$0.75	$0.05	$0.79
Diluted	$0.74	$0.05	$0.79
Weighted average shares outstanding:
Basic	70,972		70,972
Diluted	71,629		71,629

a)	Restructuring expense in Cost of Sales was $2.0 million due to projects to increase efficiency in manufacturing.
b)	Restructuring expense in SG&A was $3.1 million due to projects to increase efficiency in engineering and administrative functions.
c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$1,793,027	$0	$1,793,027
Cost of sales	1,299,716	(1,052)[a]	1,298,664

Gross profit	493,311	1,052	494,363
Selling, general and administrative expenses	382,746	(1,124)[b]	381,622
Sale of Intellectual Property	0	0	0

Operating income	110,565	2,176	112,741
Other expenses:
Interest expense, net	11,910	0	11,910
Foreign exchange losses, net	625	0	625
Miscellaneous, net	3,307	0	3,307

Income before income taxes	94,723	2,176	96,899
Income tax expense, net	14,283	1,070 [c]	15,353

Net income	$80,440	$1,106	$81,546

Earnings per share:
Basic	$1.14	$0.02	$1.15
Diluted	$1.13	$0.02	$1.14
Weighted average shares outstanding:
Basic	70,818		70,818
Diluted	71,364		71,364

a)	Restructuring expense in Cost of Sales was $1.1 million due to projects to increase efficiency in manufacturing.
b)	Restructuring expense in SG&A was $1.1 million due to projects to increase efficiency in engineering and administrative functions.
c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended December 31,		Increase (Decrease)
	2011	2010
Net sales – nominal currency	$1,127,029	$956,081	18%
Effect of foreign currency translation[1]		(4,720)

Net sales – local currency	1,127,029	951,361	19%

Gross profit – nominal currency	305,539	268,740	14%
Effect of foreign currency translation[1]		(1,167)

Gross profit – local currency	305,539	267,573	14%

SG&A & Other – nominal currency	210,161	200,921	5%
Effect of foreign currency translation[1]		(699)

SG&A & Other – local currency	210,161	200,222	5%

Operating income – nominal currency	95,378	67,819	41%
Effect of foreign currency translation[1]		(467)

Operating income – local currency	95,378	67,352	42%

[1]Impact	of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring charges (In thousands; unaudited)	Three Months Ended December 31,		Increase (Decrease)
	2011	2010
Net sales – nominal currency	$1,127,029	$956,081	18%
Effect of foreign currency translation[1]		(4,720)

Net sales – local currency	1,127,029	951,361	19%

Gross profit – nominal currency	305,802	270,763	13%
Effect of foreign currency translation[1]		(1,167)

Gross profit – local currency	305,802	269,596	13%

SG&A & Other – nominal currency	209,540	197,863	6%
Effect of foreign currency translation[1]		(702)

SG&A & Other – local currency	209,540	197,161	6%

Operating income – nominal currency	96,275	72,900	32%
Effect of foreign currency translation[1]		(465)

Operating income – local currency	96,275	72,436	33%

[1]Impact	of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Six Months Ended December 31,		Increase (Decrease)
	2011	2010
Net sales – nominal currency	$2,177,632	$1,793,027	22%
Effect of foreign currency translation[1]		41,395

Net sales—local currency	2,177,632	1,834,422	19%

Gross profit – nominal currency	593,181	493,311	20%
Effect of foreign currency translation[1]		10,181

Gross profit – local currency	593,181	503,492	18%

SG&A & Other – nominal currency	423,625	382,746	11%
Effect of foreign currency translation[1]		8,776

SG&A & Other – local currency	423,625	391,522	8%

Operating income – nominal currency	169,556	110,565	53%
Effect of foreign currency translation[1]		1,404

Operating income – local currency	169,556	111,969	51%

1Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring charges (In thousands; unaudited)	Six Months Ended December 31,		Increase (Decrease)
	2011	2010
Net sales – nominal currency	$2,177,632	$1,793,027	22%
Effect of foreign currency translation[1]		41,395

Net sales – local currency	2,177,632	1,834,422	19%

Gross profit—nominal currency	595,146	494,363	20%
Effect of foreign currency translation[1]		10,063

Gross profit—local currency	595,146	504,426	18%

SG&A & Other – nominal currency	422,679	381,622	11%
Effect of foreign currency translation[1]		8,887

SG&A & Other – local currency	422,679	390,509	8%

Operating income – nominal currency	172,468	112,741	53%
Effect of foreign currency translation[1]		1,176

Operating income – local currency	172,468	113,917	51%

[1]Impact	of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity $ millions	December 31, 2011

Cash & cash equivalents	$545
Short-term investments	224
Available credit under Revolving Credit Facility	541

Total liquidity	$1,310